                                                                    EXHIBIT 10.7


                             STOCK OPTION AGREEMENT
                                FOR THE GRANT OF
                      NON-QUALIFIED STOCK OPTIONS UNDER THE
                          GULF ISLAND FABRICATION, INC.
                          2002 LONG-TERM INCENTIVE PLAN

         THIS AGREEMENT is entered into and effective as of __________, 20__, by and between Gulf Island Fabrication, Inc., a Louisiana corporation (the "Company"), and ________________ "Optionee").

         WHEREAS Optionee is a key employee of the Company and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, no par value per share (the "Common Stock") in accordance with the Gulf Island Fabrication, Inc. 2002 Long-Term Incentive Plan (the "Plan").

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I
                                 Grant of Option

         In exchange for future services, the Company hereby grants to Optionee effective as of the date hereof (the "Date of Grant") the right, privilege and option to purchase ______ shares of Common Stock (the "Option") at an exercise price of $_______ per share (the "Exercise Price"). The Option shall be exercisable at the time specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                       II
                                Time of Exercise

         2.1 Subject to the provisions of the Plan and the other provisions of this Section II, the Option shall become exercisable as to one-fifth of the shares covered thereby on the first anniversary of the Date of Grant, an additional one-fifth of the shares covered thereby on the second anniversary of the Date of Grant, an additional one-fifth of the shares covered thereby on the third anniversary of the Date of Grant, an additional one-fifth of the shares covered thereby on the fourth anniversary of the Date of Grant, and an additional one-fifth of the shares covered thereby on the fifth anniversary of the Date of Grant.

         2.2 During Optionee's lifetime, the Option may be exercised only by him or his guardian if he has been declared incompetent. In the event of death, the Option may be exercised as provided herein by the Optionee's estate or by the person to whom such right devolves as a result of the Optionee's death.

         2.3 If an Optionee ceases to be an employee because of death, disability within the meaning of Section 22(e)(3) of the Code ("Disability") or retirement, the Option may be exercised, but only to the extent otherwise exercisable at the time of termination of employment, within one year from the date on which the Optionee ceases to be an employee, but in no event later than ten years following the Date of Grant. Any portion of the Option that is not exercisable at the time of termination of employment as a result of death, Disability or retirement shall terminate immediately upon termination of employment.

         2.4 If Optionee's employment is terminated, other than as a result of death, Disability or retirement, the Option may be exercised, but only to the extent otherwise exercisable at the time of termination of employment, within three months from the date on which Optionee ceases to be an employee, but in no event later than ten years following the Date of Grant.

         2.5 The Option shall expire and may not be exercised later than ten years following the Date of Grant.

                                      III
                          Method of Exercise of Option

         3.1 Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Optionee on the Company's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

         3.2 The Option may be exercised by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price.

                                       IV
                       No Contract of Employment Intended

         Nothing in this Agreement shall confer upon Optionee any right to continue in the employment of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee's employment relationship with the Company or any of its subsidiaries at any time.

                                       V
                                 Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                       VI
                               Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and shall not be subject to execution, attachment or similar process.

                                      VII
                             Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                       GULF ISLAND FABRICATION, INC.



                                       By:
                                           -------------------------------------
                                                         Member
                                                  Compensation Committee


                                           -------------------------------------
                                                        Optionee


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